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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1934


                            Cox Communications, Inc.
                            ------------------------
              (Exact name of Registration as specified in charter)

                Delaware                                 58-2112251
                --------                                 ----------
  (State of incorporation or origination)    (IRS Employer Identification No.)

1400 Lake Hearn Drive, Atlanta, Georgia                            30319
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(Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the
Act:

Title of each class to be so registered                            Name of each exchange on which each class is to be registered

Exchangeable Subordinated Debentures due 2029                      New York Stock Exchange
---------------------------------------------                      -----------------------------------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-82575 (if applicable).
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Securities to be registered pursuant to Section 12(g) of the Act:


None.

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


                  The class of securities to be registered hereby is Exchangeable Subordinated Debentures due 2029 (the "PRIZES") of Cox Communications, Inc., a Delaware corporation.


                  For a description of the PRIZES, reference is made to the description included under the caption "Description of PRIZES" in the prospectus supplement and under "Description of Debt Securities" in the accompanying prospectus included in the Rule 424(b) filing made by Cox under the registration statement on Form S-3 (file no. 333-82575).


ITEM 2.           EXHIBITS

                  4.1 Indenture of Cox Communications, Inc. relating to the PRIZES (incorporated herein by reference as an exhibit to the registration statement on Form S-1, file no. 33-99116).

                  4.2      Form of PRIZES.

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                                             SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             COX COMMUNICATIONS, INC.




Date: November 23, 1999                      By: /s/ Dallas S. Clement
                                                 -------------------------------
                                                 Dallas S. Clement
                                                 Vice President and Treasurer